UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2022

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrant’s telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08.	Shareholder Director Nominations

The information set forth below in Item 8.01 under the heading “2022 Annual Meeting of Limited Partners” is hereby incorporated by reference into this Item 5.08.

Item 7.01.	Regulation FD Disclosure

On January 7, 2022, Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”) issued a press release announcing the update to the Exchange Offer (as defined below) as set forth below in Item 8.01 under the heading “Exchange Offer Update.” A copy of the related press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission (the “SEC”), whether or not filed under the Securities Act of 1933 or the 1934 Act, regardless of any general incorporation language in such document.

Item 8.01.	Other Events

Exchange Offer Update

As previously announced, on December 14, 2021, the Partnership commenced an offer to exchange (the “Exchange Offer”) any and all of its 9.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (Liquidation Preference $1,000) (the “Series A Preferred Units”) tendered in the Exchange Offer for newly issued common units representing limited partner interests in the Partnership.

On January 7, 2022, the Partnership announced that as of the close of business on January 6, 2022, based on information provided by American Stock Transfer & Trust Company, LLC, the depositary of the Exchange Offer, and including the Series A Preferred Units covered by the tender and support agreement, 46,203 Series A Preferred Units had been properly tendered in the Exchange Offer (and not validly withdrawn) or committed for exchange by several holders of the Series A Preferred Units, which represents approximately 32.2% of the total Series A Preferred Units outstanding. As previously announced, the Exchange Offer will expire at 11:59 p.m., New York City time, on January 12, 2022, unless the Partnership extends the Exchange Offer or terminates it earlier.

2022 Annual Meeting of Limited Partners

The Board of Directors (the “Board”) of Summit Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), has determined that the Partnership’s 2022 Annual Meeting of Limited Partners (the “2022 Annual Meeting”) will be held on Tuesday, May 10, 2022. The time and location of the 2022 Annual Meeting will be specified in the Partnership’s 2022 proxy statement.

In accordance with the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), any nomination by a limited partner of a person for election to the Board must be made by notice delivered to the Partnership not earlier than the close of business on January 10, 2022 and not later than the close of business on February 9, 2022. Such notices of director nominations must comply with the requirements set forth in the Partnership Agreement and the rules of SEC. Limited partners are urged to read the complete text of such notice provisions.

Any limited partner who, in accordance with Rule 14a-8 under the 1934 Act wishes to submit a proposal for inclusion in the proxy statement for the 2022 Annual Meeting must submit their proposal in writing, along with proof of eligibility, to the Partnership’s principal executive offices in care of the Corporate Secretary by mail to 910 Louisiana Street, Suite 4200, Houston, Texas 77002. Proposal submissions must be received no later than the close of business on February 9, 2022, which the Partnership has determined to be a reasonable time before it expects to begin to print and send its proxy materials, to be considered timely. Such proposals also need to comply with the rules of the SEC regarding the inclusion of limited partner proposals in the Partnership’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 7, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

By: Summit Midstream GP, LLC (its general partner)

Dated: January 7, 2022	/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer